UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)            April 22, 2011
SANTANDER DRIVE AUTO RECEIVABLES TRUST 2011-1
(Exact Name of Issuing Entity as Specified in its Charter)
Commission File Number of Issuing Entity: 333-165432-02
SANTANDER DRIVE AUTO RECEIVABLES LLC
(Exact Name of Depositor as Specified in its Charter)
Commission File Number of Depositor: 333-165432
SANTANDER CONSUMER USA INC.
(Exact Name of Sponsor as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation of Issuing Entity/Registrant)
45-6217245
(Issuing Entity’s I.R.S. Employer Identification No.)

Santander Drive Auto Receivables LLC
8585 North Stemmons Freeway, Suite 1100-N
Dallas, Texas	75247

(Address of Principal Executive Offices)	(Zip Code)
(214) 292-1930
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     The Registrant is filing the exhibit(s) listed in Item 9.01(d) below in connection with the issuance of Class A-1 Auto Loan Asset Backed Notes (the “Class A-1 Notes”), Class A-2 Auto Loan Asset Backed Notes (the “Class A-2 Notes”), Class A-3 Auto Loan Asset Backed Notes, (the “Class A-3 Notes” and, together with the Class A-1 Notes and Class A-2 Notes, the “Class A Notes”), Class B Auto Loan Asset Backed Notes (the “Class B Notes”), Class C Auto Loan Asset Backed Notes (the “Class C Notes”), Class D Auto Loan Asset Backed Notes (the “Class D notes” and, together with the Class A Notes, Class B Notes and Class C Notes, the “Publicly Registered Notes”) and Class E Auto Loan Asset Backed Notes by Santander Drive Auto Receivables Trust 2011-1 described in the Preliminary Prospectus Supplement dated April 20, 2011.
     This Current Report on Form 8-K is being filed in connection with the issuance of the Publicly Registered Notes to satisfy an undertaking to file unqualified legality and tax opinions at the time of each takedown from the Registration Statement. Copies of the legality and tax opinions delivered by Mayer Brown LLP, counsel to the Registrant, in connection with the issuance of the Publicly Registered Notes are attached hereto as Exhibits 5.1 and 8.1, respectively.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit
No.	Document Description

5.1	Opinion of Mayer Brown LLP with respect to legality matters
8.1	Opinion of Mayer Brown LLP with respect to tax matters

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 22, 2011	SANTANDER DRIVE AUTO RECEIVABLES LLC

	By:	/s/ Mark McCastlain

	Name:	Mark McCastlain
	Title:	Vice President